QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-38392 and No. 333-68820) of VIA NET.WORKS, Inc. of our report dated March 28, 2002, relating to the consolidated financial statements of VIA NET.WORKS, Inc., which appears in this Form 10-K.

  /s/ PRICEWATERHOUSECOOPERS LLP
  McLean, Virginia
  March 26, 2004

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS